As filed with the Securities and
                    Exchange Commission on September 28, 2000
                            Registration No. 333-4428

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                         Post-Effective Amendment No. 2
                                       TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              UWHARRIE CAPITAL CORP
             (Exact Name of Registrant as Specified in its Charter)

            NORTH CAROLINA                               56-1814206
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

                             134 NORTH FIRST STREET
                         ALBEMARLE, NORTH CAROLINA 28001
                                 (704) 982-4415
          (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                         1996 Employee Stock Option Plan
                            (Full title of the plans)

                                  ROGER L. DICK
                             CHIEF EXECUTIVE OFFICER
                              UWHARRIE CAPITAL CORP
                             134 NORTH FIRST STREET
                         ALBEMARLE, NORTH CAROLINA 28001
                                 (704) 982-4415
                     (Name and address of agent for service)

                                 WITH COPIES TO:
                            ANTHONY GAETA, JR., ESQ.
                               ERIK GERHARD, ESQ.
                        808 SALEM WOODS DRIVE, SUITE 201
                          RALEIGH, NORTH CAROLINA 27615
                                 (919) 845-2558

This Post-Effective Amendment No. 2 is being filed to deregister 6,860 shares of the 30,000 shares of Common Stock, par value $1.25 per share (the "Common Stock") of Uwharrie Capital Corp, a North Carolina corporation ("Uwharrie") originally registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended. The registration was effected by the filing of a Post-Effective Amendment No. 1 to Form S-8, Registration No. 333-4428, filed with the SEC on April 20, 2000, with respect to the resale of shares obtained through the exercise of options by certain executive officers granted under the Uwharrie 1996 Employee Stock Option Plan.

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albemarle, State of North Carolina, on September 27, 2000.


                                  UWHARRIE CAPITAL CORP

September 27, 2000                By: /s/ Roger L. Dick
                                      --------------------------------------
                                      Roger L. Dick, Chief Executive Officer



Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ Roger L. Dick                                 September 19, 2000
---------------------------------------
Roger L. Dick , Chief Executive Officer


/s/ Barbara S. Williams                           September 19, 2000
---------------------------------------
Barbara S. Williams, Controller


/s/ Cynthia H. Beane                              September 19, 2000
---------------------------------------
Cynthia H. Beane, Director


/s/ Joe S. Brooks                                 September 19, 2000
---------------------------------------
Joe S. Brooks, Director


/s/ Ronald T. Burleson                            September 19, 2000
---------------------------------------
Ronald T. Burleson, Director


/s/ Bill C. Burnside, D.D.S.                      September 19, 2000
---------------------------------------
Bill C. Burnside, D.D.S., Director


/s/ Gail C. Burris                                September 19, 2000
---------------------------------------
Gail C. Burris, Director

                                                  September 19, 2000
---------------------------------------
David M. Jones, D.V.M., Director


/s/ Kyle H. Josey                                 September 19, 2000
---------------------------------------
Kyle H. Josey, Director


/s/ James F. Link                                 September 19, 2000
---------------------------------------
James F. Link, D.V.M., Director


/s/ Joyce H. Little                               September 19, 2000
---------------------------------------
Joyce H. Little, Director


                                                  September 19, 2000
---------------------------------------
W. Chester Lowder, Director


/s/ Buren Mullis                                  September 19, 2000
---------------------------------------
Buren Mullis, Director


/s/ John P. Murray                                September 19, 2000
---------------------------------------
John P. Murray, M.D., Director


/s/ Kent E. Newport                               September 19, 2000
---------------------------------------
Kent E. Newport, Director


/s/ Catherine A. Pickler                          September 19, 2000
---------------------------------------
Catherine A. Pickler, Director


/s/ George T. Reaves                              September 19, 2000
---------------------------------------
George T. Reaves, Director


                                                  September 19, 2000
---------------------------------------
A. James Russell, Director


/s/ B. A. Smith. Jr.                              September 19, 2000
---------------------------------------
B. A. Smith, Jr., Director


/s/ Douglas V. Waddell                            September 19, 2000
---------------------------------------
Douglas V. Waddell, Director